UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Renewal of Xuedong (Tony) Tian’s Offer Letter to Serve as Co-Chief Executive Officer

As previously reported by Snail, Inc. (the “Company”), the Company appointed Hai Shi, the Company’s Founder, Chairman of the Board of Directors and Chief Strategy Officer, and Xuedong (Tony) Tian to serve as the Company’s new Co-Chief Executive Officers, effective April 15, 2024. In connection with such appointments, Mr. Tian entered into an offer letter, dated as of April 15, 2024 (the “Tian Offer Letter”), pursuant to which Mr. Tian agreed to serve with Mr. Shi as Co-Chief Executive Officers of Snail Games USA, Inc., a California Corporation and wholly owned subsidiary of the Company (“Snail Games”), and its affiliates, including the Company, and together perform the duties and responsibilities as are consistent with such position, including, without limitation, managing the overall growth, strategic business planning, profitability, and day-to-day operations and innovation of such entities. Pursuant to the terms of the Tian Offer Letter, Mr. Tian’s employment began on April 15, 2024 and had an anticipated end date of September 30, 2025, unless the parties mutually agreed in writing to extend such term (the “Term”). On September 30, 2025, the Company and Mr. Tian mutually agreed not to extend the Term of the Tian Offer Letter.

Appointment of Sole Chief Executive Officer

On September 30, 2025, in conjunction with the determination to not renew the Tian Offer Letter, the Company’s Board of Directors (the “Board”) approved the appointment of Mr. Shi as the sole Chief Executive Officer of Snail Games and its affiliates, including the Company, effective as of October 1, 2025.

Biography of Hai Shi

Mr. Shi has been a member of the Company’s Board since January 11, 2022. Since March 27, 2023, he has served as the Company’s Chief Strategy Officer. From April 15, 2024 to September 30, 2025, he served as the Company’s Co-Chief Executive Officer and on October 1, 2025, Mr. Shi was appointed to serve as the Company’s sole Chief Executive Officer. Mr. Shi has been a member of Snail Games’ Board of Directors since its incorporation and served as Snail Games’ Chief Executive Officer from its inception to November 2021. Prior to forming Snail Games, Mr. Shi founded and has served as Chair of the Board of Directors and Chief Executive Officer of Suzhou Snail Digital Technology Co., Ltd. since April 2001. Mr. Shi has been an active participant of the gaming industry for more than twenty years. Mr. Shi holds a Bachelor of Fine Arts from Nanjing Normal University. In addition, the Company believes that Mr. Shi’s executive management roles and gaming experience make him well qualified to serve as the Company’s Chairman of the Board of Directors.

Family and Other Relationships

There are no family relationships between Mr. Shi and any of the Company’s directors or executive officers, other than Mr. Shi and Ying Zhou, who has been a member of the Company’s Board since January 11, 2022, are husband and wife, a fact that has been consistently disclosed in the Company’s filings with the U. S. Securities and Exchange Commission (the “Commission”). Mr. Shi does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as previously described in the Company’s filings with the Commission. Other than as described in this Current Report on Form 8-K and in the Company’s other filings with the Commission, there were no arrangements or understandings by which Mr. Shi was appointed as Chief Executive Officer of the Company. Mr. Shi entered into an offer letter, dated as of March 27, 2023, pursuant to which he agreed to serve as Chief Strategy Officer of Snail Games and the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: October 1, 2025	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Founder, Chief Executive Officer, Chief Strategy Officer and Chairman of the Board of Directors